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                                                                    EXHIBIT 10.1

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                      BETWEEN JOHNS MANVILLE CORPORATION
                             AND CHARLES L. HENRY


     This AMENDMENT, dated as of April 1, 1998, is by and between JOHNS MANVILLE CORPORATION, a Delaware corporation (the "Company"), and CHARLES L. HENRY (the "Executive"), and amends and extends the EMPLOYMENT AGREEMENT, dated September 9, 1996, between the Company (f/k/a Schuller International, Inc.) and the Executive (as previously amended and extended, the "Employment Agreement").

     WHEREAS, the Company and the Executive have agreed to amend the Employment Agreement in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 8(d)(i) of the Employment Agreement is hereby amended to read as follows:

               (i) The Company shall pay Executive at the time of such termination in a lump sum the sum of (x) a cash amount equal to three times the sum of (A) his Base Salary in effect at the time of such termination or, in the event of termination by Executive by reason of an event described in Section 8(e)(iv) below, the Base Salary as in effect prior to the reduction or reductions referred to therein plus (B) the annual incentive payment Executive would have earned in respect of the year of termination under the Johns Manville Annual Plan, if any, in effect at the date of termination or in the event of a termination by Executive by reason of an event described in Section 8(e)(v), the plan in effect immediately prior to the reduction or reductions referred to therein, determined as if Executive had been employed by the Company for the full year and without regard to any right reserved by the Company to decrease or eliminate such bonus, and assuming actual performance had equaled the target performance objective established for such year pursuant to the terms of such plan, and (y) the Unpaid Prior Year's Bonus.

     2. Section 9(b) of the Employment Agreement is hereby amended to read as follows:

               Golden Parachute Tax.
               --------------------

               (i) Anything herein to the contrary notwithstanding, in the event that it is determined that any payment or distribution by the Company to or for Executive's benefit, whether paid or payable or


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               distributed or distributable pursuant to the terms hereof or otherwise, other than any payment pursuant to this Section 9(a) (a "Payment"), would be subject to the excise tax imposed by
               Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive, within 15 days following the determination described in Section 9(b)(ii) below, an additional payment ("Excise Tax Adjustment Payment") in an amount such that after payment by Executive of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, Executive shall retain an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the payments.

     (ii) All determinations required to be made under this Section 9(b), including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by Coopers & Lybrand, L.L.P. or such accounting firm as the Company may designate prior to a Change of Control, which shall provide to the Company and Executive detailed supporting calculations within 15 business days of the date of Executive's termination of Employment. Except as hereinafter provided, any determination by Coopers & Lybrand, L.L.P. or such other accounting firm as the Company may designate prior to a Change of Control shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder, it is possible that (x) Excise Tax Adjustment Payments which should have been made will not have been made by the Company ("Underpayment"), or
          (y) certain Excise Tax Adjustment Payments will have been made which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, the Company shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for Executive's benefit. In the event that Executive discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Employer.

     3. Except as provided by this Amendment, the Employment Agreement shall remain in full force and effect.



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     IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of April 1, 1998.


                                          /s/ Charles L. Henry
                                          --------------------
                                          Charles L. Henry


                                          JOHNS MANVILLE CORPORATION



                                          /s/ Todd Goodwin
                                          ----------------
                                          Todd Goodwin
                                          Chairman of the Compensation Committee


ATTEST:


/s/ Richard B. Von Wald
-----------------------
Richard B. Von Wald
Executive Vice President,
General Counsel and Secretary

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